Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CISO Global, Inc. (fka Cerberus Cyber Sentinel Corporation)

Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed on October 31, 2023, of our report dated March 31, 2023, with respect to the consolidated balance sheets of CISO Global, Inc. (fka Cerberus Cyber Sentinel Corporation) (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the two years then ended, which report appears in the Company’s Form 10-K, dated March 31, 2023.

Our report dated March 31, 2023, relating to the consolidated financial statements of CISO Global, Inc. (fka Cerberus Cyber Sentinel Corporation) for the year ended December 31, 2022 refers to other auditors. We did not audit the combined financial statements of the Company’s wholly-owned “South American Subsidiaries,” which include the consolidated balance sheets of Arkavia Networks SpA. and its wholly-owned subsidiaries Arkavia Networks Limitada and Arkavia Networks, as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2022, and for the period from December 1, 2021 (Acquisition) to December 31, 2021; the combined balance sheets of Servicios Informaticos CUATROi, S.P.A., Comercializadora CUATROi S.P.A., CUATROi Peru S.A.C., and CUATROi S.A.S. (entities under common ownership and management) as of December 31, 2022 and the related combined statements of operations, stockholders’ equity, and cash flows for the period ended August 26, 2022 (Acquisition) to December 31, 2022; and the combined balance sheets of NLT Networks, S.P.A., NLT Tecnologias, Limitada, NLT Servicios Profesionales, S.P.A. and White and Blue Solutions, LLC (entities under common ownership and management) as of December 31, 2022 and the related combined statements of operations, stockholders’ equity, and cash flows for the period ended September 1, 2022 (Acquisition) to December 31, 2022; and the related notes (collectively “combined financial statements”). The combined financial statements of the South American Subsidiaries reflect total assets of $39.5 million and $12.1 million at December 31, 2022 and 2021, respectively, and total revenues of $10.0 and $1.3 million for the periods then ended. Those statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the South American Subsidiaries, is based solely on the report of the other auditors.

Certified Public Accountants

Phoenix, Arizona

October 31, 2023